Exhibit 10.1

General Release.

For and in consideration of US$14,200 paid by Songbird Development Inc., a Nevada corporation (the “Company”), the undersigned, individually and in his capacity as a former officer, director, shareholder, creditor, or employee of or consultant to the Seller, on behalf of himself, or anyone claiming through him, irrevocably and unconditionally releases, acquits, and forever discharges the Company, its parent corporation, subsidiaries, divisions, predecessors, successors, affiliates, and assigns, as well as their past and present officers, directors, employees, shareholders, trustees, joint venturers, partners, and anyone claiming through them (collectively referred to as “Releasees”), in their individual and/or corporate capacities, from any and all claims, liabilities, promises, actions, damages, debts, and the like, known or unknown, which the undersigned ever had against any of the Releasees arising out of or relating to the undersigned’s employment the Company, service as an officer or director of the Company, creditor of the Company, as a shareholder of the Company, or otherwise, and hereby covenants not to assert such claims against any Releasee through a lawsuit, an administrative proceeding or otherwise.

Prior to executing this General Release, the undersigned has consulted with, or has been advised by the Company to consult with, legal counsel.

In witness whereof, the undersigned has executed this General Release of his own free will, this 22th day of October 2014.

/s/ Igor Kaspruk
Igor Kaspruk